Exhibit 99.1

Permian Resources Corporation Announces Final Results and Expiration of Tender Offer for Its 7.75% Senior Notes due 2026

August 5, 2024

MIDLAND, Texas—(BUSINESS WIRE)—Permian Resources Corporation (“Permian Resources,” “we,” “us” or “our”) (NYSE: PR) today announced the final results and expiration of its previously announced cash tender offer to purchase (the “Tender Offer”) any and all of the outstanding 7.75% Senior Notes due 2026 (the “Notes”) of Permian Resources Operating, LLC, a subsidiary of Permian Resources (“OpCo”). As of 5:00 p.m., New York City time, on August 2, 2024, the expiration time for the Tender Offer (the “Expiration Time”), Permian Resources had received tenders for an aggregate principal amount of $298,703,000 of the outstanding Notes, or 99.57% of the aggregate principal amount of the Notes outstanding. These amounts exclude $878,000 aggregate principal amount of the Notes that remain subject to the guaranteed delivery procedures described in the Offer to Purchase and the Notice of Guaranteed Delivery (each as defined below).

The Tender Offer was made pursuant to the terms and conditions contained in the Offer to Purchase, dated July 29, 2024 (the “Offer to Purchase”), and the related notice of guaranteed delivery for the Tender Offer (the “Notice of Guaranteed Delivery”).

In accordance with the terms of the Tender Offer, OpCo will pay the purchase price (the “Purchase Price”) for the Notes validly tendered prior to the Expiration Time or pursuant to the Notice of Guaranteed Delivery on August 8, 2024 (the “Settlement Date”). The Purchase Price to be paid for the Notes is $1,014.67 for each $1,000 principal amount of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer, plus accrued and unpaid interest on the Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the Settlement Date. For avoidance of doubt, interest on the Notes will cease to accrue on the Settlement Date for all Notes accepted in the Tender Offer. All Notes purchased on the Settlement Date will subsequently be retired.

There can be no assurance that any Notes will be purchased. The Tender Offer is conditioned upon the satisfaction of certain conditions, including the completion of a contemporaneous notes offering (the “Notes Offering”) by OpCo on terms and conditions (including, but not limited to, the amount of proceeds raised in such Notes Offering) satisfactory to OpCo and Permian Resources. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. The Tender Offer may be amended, extended, terminated or withdrawn. OpCo intends to use a portion of the net proceeds of the Notes Offering to fund the purchase of the Notes in the Tender Offer.

Subject to completion of the Tender Offer, we intend to redeem all Notes not purchased in the Tender Offer on or about February 15, 2025 (the “Redemption”) at a redemption price of 100.000% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date.

OpCo has retained J.P. Morgan Securities LLC to serve as the exclusive Dealer Manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to J.P. Morgan Securities LLC, Liability Management Group, at (866) 834-4666 (toll-free) or (212) 834-4818 (collect).

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Permian Resources’ assets and operations are concentrated in the core of the Delaware Basin, making it the second largest Permian Basin pure-play E&P.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, including statements regarding the Notes Offering and the use of proceeds therefrom, including the Tender Offer and the timing and outcome thereof and the Redemption, our strategy, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that any forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. Factors which could cause our actual results to differ materially from the results contemplated by forward-looking statements may include, but are not limited to, those set forth in Permian Resources’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in Permian Resources’ periodic filings with the SEC.

Should one or more of the risks or uncertainties described in this press release occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contacts:

Hays Mabry – Vice President, Investor Relations

(432) 315-0114

ir@permianres.com